Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Ryan Hua	Ms. Elaine Ketchmere
Vice President Operations	CCG Investor Relations
Cleantech Solutions International, Inc.	Tel: +1-310-954-1345
Email: ryanhua@cleantechsolutionsinternational.com	Email: elaine.ketchmere@ccgir.com
Web: www.cleantechsolutionsinternational.com	Web: www.ccgirasia.com

Cleantech Solutions International Announces Conference Call to Discuss First Quarter 2012 Financial Results

WUXI, Jiangsu, China May 11, 2012 - Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other clean technology industries, announced today that it will conduct a conference call at 9:00 a.m. Eastern Time on Wednesday, May 16, 2012 to discuss results for the first quarter 2012.

Mr. Ryan Hua, Vice President of Operations, and Mr. Adam Wasserman, Vice President of Financial Reporting, will host the conference call. The Company will release its financial results for the quarter ended March 31, 2012 prior to the call.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 759-2078. International callers should dial (706) 643-0585. When prompted, please enter conference passcode: 80185419.

If you are unable to participate in the conference call at this time, a replay will be available for 14 days starting on May 16, 2012 at 12:00 noon ET. To access the replay, dial (855) 859-2056. International callers dial (404) 537-3406, and enter passcode: 80185419.

About Cleantech Solutions International
Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

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